UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 26, 2020
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On May 26, 2020, the Audit Committee of the Board of Directors of RealNetworks, Inc. (the “Company”), approved the dismissal of KPMG LLP (“KPMG”) as RealNetworks' independent registered public accounting firm effective as of that date.

KPMG’s reports on the consolidated financial statements of RealNetworks for its fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that:

•
KPMG’s report on the consolidated financial statements of RealNetworks, Inc. as of December 31, 2019 and for each of the years in the two-year period ended December 31, 2019, contained separate paragraphs that stated:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and anticipates negative operating cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

“As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases in 2019 due to the adoption of Accounting Standards Codification Topic 842 - Leases.”

•
KPMG’s report on the consolidated financial statements of RealNetworks, Inc. as of December 31, 2018 and for each of the years in the three-year period ended December 31, 2018 contained a separate paragraph that stated:

“As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue from contracts with customers in 2018 due to the adoption of Accounting Standards Codification Topic 606 - Revenue from Contracts with Customers.”

During the two fiscal years ended December 31, 2019 and 2018 and the subsequent interim period from January 1, 2020 through May 26, 2020, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the RealNetworks consolidated financial statements for such periods, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

RealNetworks has provided KPMG with the disclosures under this Item 4.01(a), and has requested that KPMG furnish RealNetworks with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Item 4.01(a) and, if not, stating the respects in which it does not agree. KPMG’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On May 26, 2020, the Audit Committee of the RealNetworks Board of Directors approved, effective immediately, the appointment of BDO USA, LLP (“BDO”) as RealNetworks' new independent registered public accounting firm.

During the two fiscal years ended December 31, 2019 and 2018, and the subsequent interim period from January 1, 2020 through May 26, 2020, neither RealNetworks nor anyone acting on its behalf consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 29, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Judd Lee
Judd Lee
Senior Vice President, Chief Financial Officer and Treasurer
Dated: May 29, 2020